Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-78051, and Form S-8 Nos. 333-69827, 333-107932, 333-127394, 333-49704, 333-62718, 333-65142) of our reports dated March 7, 2013, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Hickory Tech Corporation, appearing in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Moss Adams LLP

Spokane, Washington
March 7, 2013